Exhibit 10.20

Amendment #2 to the

Edwards Lifesciences Corporation 401(k)

Savings and Investment Plan

(September 1, 2010)

The Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (“Plan”) is amended as of September 1, 2011, unless specified otherwise:

1.               Section 2.16 is amended by the addition of subsection (f) which reads as follows:

“(e)  individuals employed by an Employer whose entire amount of non-imputed U.S. source income is  paid to a U.S.  taxing authority. “

IN WITNESS WHEREOF, a duly authorized officer of the Company has caused this Plan to be executed on the 13th day of September, 2011.

EDWARDS LIFESCIENCES
CORPORATION

By:	/s/ Christine McCauley